CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 21, 1997, on our audits of the financial statements of People's Savings Financial Corp. included in the 1996 Annual Report to Shareholders which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.


Hartford, Connecticut
May 21, 1997


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